UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2026

KINETIC SEAS INCORPORATED

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-56478 (Commission File Number)	47-1981170 (IRS Employer Identification No.)

1501 Woodfield Road, Suite 114E

Schaumburg, IL 60173

(Address of principal executive office) (Zip Code)

(847) 754-4600

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 8, 2026, Kinetic Seas, Inc. (the "Company") entered into a Securities Purchase Agreement with CFI Capital LLC pursuant to which the Company issued a 6% Convertible Redeemable Note in the original principal amount of $210,000 (the "Note"). The Note was issued with an original issue discount of $21,000, resulting in gross proceeds to the Company of $189,000 before payment of transaction expenses. The Note matures on July 8, 2027 and bears interest at a rate of 6% per annum. Interest is payable in shares of the Company's common stock pursuant to the terms of the Note.

The Note is convertible, at the option of the holder beginning six months following issuance, into shares of the Company's common stock at a conversion price equal to 60% of the lowest trading price of the Company's common stock during the twenty trading days immediately preceding the conversion notice, including the date of conversion, subject to the terms and limitations set forth in the Note. During any period in which the Company's securities are subject to a DTC "Chill," the conversion price adjusts to 50% of the applicable trading price. The holder is prohibited from converting the Note to the extent such conversion would result in beneficial ownership in excess of 4.99% of the Company's outstanding common stock, which limitation may be increased to 9.99% upon prior notice.

The Company may redeem the Note prior to maturity by paying specified premiums ranging from 105% to 140% of the outstanding principal, plus accrued interest, depending upon the timing of the redemption.

The Note contains customary provisions relating to corporate transactions, including mergers and asset sales, pursuant to which the holder may require redemption or elect conversion immediately prior to such transaction.

The Note contains customary events of default, including payment defaults, breaches of covenants, bankruptcy events, certain judgments, reporting failures, trading suspensions, failure to timely deliver conversion shares, and other specified events. Upon an event of default, the holder may accelerate the Note, default interest may accrue at the highest lawful rate, and the conversion discount may increase from 40% to 55% (resulting in a conversion price equal to 45% of the applicable trading price). Additional penalties may apply for failure to timely issue conversion shares.

The Company also agreed to reserve sufficient authorized shares of common stock for issuance upon conversion of the Note, initially reserving 49,857,550 shares and maintaining a reserve equal to at least five times the number of shares required for full conversion.

The foregoing description of the Note is qualified in its entirety by reference to the Note, a copy of which is filed as an exhibit to this Current Report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 of this Current Report is incorporated herein by reference.

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Item 3.02. Unregistered Sales of Equity Securities.

The securities described in Item 1.01 were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 promulgated thereunder. The Company believes the issuance qualified for exemption because the transaction did not involve a public offering and the investor represented that it was acquiring the securities for investment purposes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Item No.	Description

10.1	6% Convertible Redeemable Note dated July 8, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kinetic Seas Incorporated

Dated: July 28, 2026	By:	/s/ Edward Honour
	Name:	Ed Honour
	Title:	Chief Executive Officer

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